Filed Pursuant to Rule 433
Registration No. 333-158385
November 12, 2010
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009 and
Prospectus Supplement dated April 9, 2009)

HSBC USA Inc.
Annual Income Opportunity Securities
with Auto Cap

}	5 year maturity

}	Linked to a basket of 12 U.S. common stocks

}	100% principal protected at maturity, subject to the credit risk of HSBC USA Inc.

}	Annual coupons based on basket performance, subject to the Auto Cap Rate of 6.00% per Reference Stock

The Annual Income Opportunity Securities with Auto Cap (the “Securities”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Securities will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Securities.  HSBC Securities (USA) Inc. will purchase the Securities from us for distribution to other registered broker dealers or will offer the Securities directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-25 of this free writing prospectus.

Investment in the Securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-5 of this document and page S-3 of the accompanying prospectus supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Security/total	$1,000

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 3.25% per $1,000 Principal Amount of Securities in connection with the distribution of the Securities, a portion of which may consist of a combination of commissions of up to 2.00% and referral fees of up to 1.25%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-25 of this free writing prospectus.

HSBC USA Inc.

Annual Income Opportunity Securities with Auto Cap

Linked to a basket of 12 U.S. common stocks

THE REFERENCE STOCKS
Reference Issuer	Ticker Symbol	Industry	Market Capitalization[1] (in billions)
Alcoa, Inc.	AA	Aluminum	$14.11
Altria Group, Inc.	MO	Cigarettes	$52.74
CenturyLink, Inc.	CTL	Telecom Services	$12.82
Consolidated Edison Inc.	ED	Diversified Utilities	$14.48
Gilead Sciences Inc.	GILD	Biopharmaceuticals	$31.43
General Mills, Inc.	GIS	Processed & Packaged Foods	$23.36
Intel Corporation	INTC	Semiconductor – Broad Line	$116.89
The Mosaic Company	MOS	Agricultural Chemicals	$32.95
Pfizer Inc.	PFE	Biopharmaceuticals	$135.69
Schlumberger Limited	SLB	Oil & Gas Equipment & Services	$101.40
U.S. Bancorp	USB	Financial	$48.09
YUM! Brands, Inc.	YUM	Restaurants	$24.30

Past performance does not necessarily indicate future performance
1Market capitalization as of 11/11/2010. Source: Bloomberg LP

Indicative Terms*

Principal Amount	$1,000 per Security
Term	5 years
Coupon Rate
For any Coupon Payment Date, the greater of 0.50%  and the arithmetic average of the Stock Performances of all of the Reference Stocks on the relevant Coupon Date, which will not be greater than the Auto Cap Rate.

Stock Performance
If the Reference Stock Return is greater than or equal to zero, the Auto Cap Rate;
If the Reference Stock Return is less than or equal to zero, an amount equal to the greater of:
a) the Reference Stock Return; and
b) the Floor Rate

Auto Cap Rate:	6.00%
Floor Rate:	-30.00%
Reference Stock Return	For each Reference Stock, Final Value – Initial Value Initial Value
Coupon Valuation Dates:	See page FWP-3
Coupon Payment Dates:	See page FWP-3
Pricing Date†	November , 2010
Trade Date†	November , 2010
Original Issue Date†	November , 2010
Maturity Date†	November , 2015
* As more fully described beginning on page FWP-2.
† The Pricing Date, Trade Date and Original Issue Date will be determined on the Pricing Date and will be in November 2010.  The Maturity Date will be determined on the Pricing Date and will be in November 2015.

The Securities

For investors who seek principal protection at maturity, subject to the credit risk of HSBC, and believe the Reference Stocks will appreciate during the term of the Securities, the Securities provide an opportunity for yearly coupon payments of not less than 0.50% or greater than the Auto Cap Rate.

If any Reference Stock Return is greater than or equal to zero on any Coupon Valuation Date, the Stock Performance of such Reference Stock will equal the Auto Cap Rate. Should a Reference Stock Return be less than zero on any Coupon Valuation Date, the Stock Performance of such Reference Stock will not be less than the Floor Rate.

The offering period for the Securities is through November , 2010

HSBC USA Inc. Annual Income Opportunity Securities with Auto Cap Rate

Linked to a basket of 12 U.S. common stocks

This free writing prospectus relates to an offering of Securities linked to the performance of the basket of twelve U.S. common stocks (each a “Reference Stock”).  All references to “Reference Stock(s)” in this free writing prospectus shall refer to “Reference Asset(s)” in the prospectus supplement and the prospectus. The purchaser of a Security will acquire a senior unsecured debt security of HSBC USA Inc. with annual coupons linked to the Reference Stocks as described below.

The offering of Securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement and prospectus.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. The following key terms relate to the offerings of Securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Security
Reference Stocks:	The common stocks of the Reference Stock Issuers (each common stock, a “Reference Stock”).
Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]	Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]
Alcoa Inc.	AA	NYSE		Intel Corporation	INTC	NASDAQ
Altria Group, Inc.	MO	NYSE		The Mosaic Company	MOS	NYSE
CenturyLink, Inc.	CTL	NYSE		Pfizer Inc.	PFE	NYSE
Consolidated Edison Inc.	ED	NYSE		Schlumberger Limited	SLB	NYSE
Gilead Sciences Inc.	GILD	NASDAQ		U.S. Bancorp	USB	NYSE
General Mills, Inc.	GIS	NYSE		YUM! Brands, Inc.	YUM	NYSE
[1]For each Reference Stock, the Official Closing Price of such Reference Stock on the Pricing Date.
Payment at Maturity:	For each Security, the Principal Amount plus the Coupon due on the Maturity Date.
Auto Cap Rate:	6.00% per Reference Stock, which will, in effect, make the maximum Coupon Rate for the Securities 6.00%.
Floor Rate:	-30.00% per Reference Stock.
Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of Securities, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date.
Coupon Rate:
For any Coupon Payment Date, the arithmetic average of the Stock Performance of all the Reference Stocks, calculated on the relevant Coupon Valuation Date.  If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than 0.50%, the Coupon Rate for such Coupon Valuation Date will equal 0.50%.  The Coupon Rate will not be less than 0.50% or greater than the Auto Cap Rate.

Stock Performance:
For each Reference Stock on each Coupon Valuation Date:
     If the Reference Stock Return is greater than or equal to zero, an amount equal to the Auto Cap Rate;
     If the Reference Stock Return is less than zero, an amount equal to the greater of:
             a) the Reference Stock Return; and
             b) the Floor Rate.

Reference Stock Return:	For each Reference Stock, on any Coupon Valuation Date: Final Price –Initial Price Initial Price

FWP-2

Coupon Valuation Dates	Coupon Valuation Date*	Coupon Payment Date**
and Coupon Payment	November , 2011	November , 2011
Dates†:	November , 2012	November , 2012
	November , 2013	November , 2013
	November , 2014	November , 2014
	November , 2015	November , 2015 (the expected Maturity Date)
* Subject to the adjustment as described under “Market Disruption Events” herein. **Expected. 3 business days after the relevant Coupon Valuation Date.
Initial Price:	The Official Closing Price (as defined below) of the Reference Stock as determined by the calculation agent on the Pricing Date.
Final Price:
With respect to each Reference Stock, the Official Closing Price of the respective Reference Stock on the relevant Coupon Valuation Date, adjusted as described under “Adjustments” below by the calculation agent.

Official Closing Price:
With respect to each Reference Stock, the Official Closing Price on any scheduled trading day during the term of the Securities will be the relevant official price of one share of such Reference Stock on the relevant exchange for such Reference Stock as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.  If the Reference Stock is not listed or traded as described above for any reason other than a Market Disruption Event (as defined below), then the Official Closing Price for the Reference Stock on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for one share of the Reference Stock obtained from as many dealers in the Reference Stock selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Trade Date†:	November , 2010
Pricing Date†:	November , 2010
Original Issue Date†:	November , 2010
Maturity Date†:	November , 2015, which is 3 business days after the final Coupon Valuation Date. The Maturity Date is subject to adjustment as described under “Market Disruption Events” herein.
CUSIP:	4042K1AL7
Form of Securities:	Book-Entry
Listing:	The Securities will not be listed on any U.S. securities exchange or quotation system.
† The Pricing Date, Trade Date and Original Issue Date will be determined on the Pricing Date and will be in November 2010.  The Maturity Date will be determined on the Pricing Date and will be in November 2015.  The Coupon Valuation Dates and Coupon Payment Dates will be determined on the Pricing Date and will be in November 2011, 2012, 2013, 2014 and 2015.

FWP-3

GENERAL

This free writing prospectus relates to one security offering linked to the Reference Stocks identified on FWP-2.  The purchaser of a Security will acquire a senior unsecured debt security of HSBC USA Inc. linked to twelve Reference Stocks.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of Securities relates to the Reference Stocks identified on FWP-2, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Stocks or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated April 2, 2009 and the prospectus supplement dated April 9, 2009.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-5 of this free writing prospectus and page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Securities.  You may revoke your offer to purchase the Securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance.  In the event of any material changes to the terms of the Securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each Security you hold, we will pay you your Principal Amount plus the Coupon due on the Maturity Date.

Coupons

On each Coupon Payment Date, we will pay you the relevant Coupon.  The Coupon is equal to the Principal Amount multiplied by the relevant Coupon Rate.  The Coupon Rate will be based on the arithmetic average of the Stock Performances of all the Reference Stocks calculated on the relevant Coupon Valuation Date, but will not be less than 0.50%.  The Stock Performance for each Reference Stock will not be greater than the Auto Cap Rate or less than the Floor Rate.  If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than 0.50%, the Coupon Rate for such Coupon Valuation Date will equal 0.50%.  The Coupon Rate will not be less than 0.50% or greater than the Auto Cap Rate.  If any Coupon Payment Date falls on a day that is not a business day, such Coupon Payment Date will be postponed to the immediately succeeding business day.  In the case of the final Coupon Payment Date that is also the Maturity Date, in the event the Maturity Date is postponed as described in “Market Disruption Events” herein, such final Coupon Payment Date will also be postponed until the postponed Maturity Date.  In no event, however, will any additional interest accrue on the Securities as a result of any the foregoing postponements.  For information regarding the record dates applicable to the Securities, please see the section entitled “Recipients of Interest Payments” on page S-18 in the accompanying prospectus supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, National Association will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, National Association.

FWP-4

INVESTOR SUITABILITY

The Securities may be suitable for you if:

}
You seek an investment with 100% principal protection, subject to the credit risk of HSBC, if held to maturity, and an annual Coupon based on the average performance of the Reference Stocks that will not be less than 0.50% or greater than the Auto Cap Rate.

}	You believe the Coupon Rate on the Coupon Valuation Dates will be an amount sufficient to provide you with a satisfactory return on your investment.

}	You are comfortable receiving only the Principal Amount of your Securities at maturity plus the applicable Coupon that will not be less than 0.50% or greater than the Auto Cap Rate.

}	You are willing to invest in the Securities based on the Auto Cap Rate indicated herein which will limit your Coupon on any Coupon Payment Date.

}	You are willing to make an investment based on a minimum Coupon Rate of 0.50%.

}	You are willing to forego dividends or other distributions paid to holders of the Reference Stocks.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the Securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Securities.

The Securities may not be suitable for you if:

}	You seek an investment where the Coupon is based on the actual performance of the Reference Stocks and is not limited to an Auto Cap Rate.

}	You believe the average of the prices of the Reference Stocks will generally decrease or remain constant over the term of the Securities.

}	You are unwilling to receive only the Principal Amount of your Securities plus a Coupon of not less than 0.50% or greater than the Auto Cap Rate at maturity.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any of the Reference Stocks.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the Securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Securities.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement.  Investing in the Securities is not equivalent to investing directly in any of the Reference Stocks.  You should understand the risks of investing in the Securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, including the explanation of risks relating to the Securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The amount of each annual Coupon is uncertain but will not be less than 0.50%.

The amount of each annual Coupon you receive is not fixed and will depend on the performances of the Reference Stocks.  If the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than 0.50% on a Coupon Valuation Date, you will receive a Coupon equal to 0.50% on the related Coupon Payment Date.

You will not directly participate in any appreciation in the value of Reference Stocks and your Coupon is capped.

You will not directly participate in any appreciation in the value of the Reference Stocks. Instead you will receive annual Coupons, which may be 0.50%, based upon the formulas described under the captions “Coupon” and “Coupon Rate” on FWP-2.  Only the Coupons payable to you will be based upon whether the Reference Stocks appreciate or depreciate and, if the Reference Stocks depreciate, the amount of such depreciation.  Regardless of the extent to which the prices of the Reference Stocks appreciate, the Coupon Rates will not exceed the Auto Cap Rate.  Therefore, you may earn significantly less by investing in the Securities than you would have earned by investing directly in the Reference Stocks relevant to your Securities.

FWP-5

Changes in the prices of the Reference Stocks may offset each other.

Movements in the prices of the Reference Stocks may not correlate with each other. At a time when the price of one of the Reference Stocks increases, the prices of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Stock Performance and therefore the Coupon Rate, increases in the price of one or more of the Reference Stocks may be moderated, or more than offset, by lesser increases or declines in the price of the other Reference Stocks. Additionally, because the Auto Cap Rate of 6.00% limits positive Reference Stock Returns more than the Return Floor of -30.00% limits negative Reference Stock Returns, extreme increases in the prices of one or more Reference Stocks will not fully offset equally extreme declines in the prices of one or more Reference Stocks.  For example, since the  Auto Cap Rate is 6.00%, if the sum of two or more Reference Stock Returns is less than or equal to -54.00% on a Coupon Valuation Date, your Coupon would be 0.50% no matter how positive the performance of the other Reference Stocks. See “Illustrative Examples” below.

The Securities are subject to the credit risk of HSBC USA Inc.

The Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Securities.

There is limited anti-dilution protection.

For certain events affecting shares of a Reference Stock, such as stock splits or extraordinary dividends the calculation agent may make adjustments to the relevant Final Price on a Coupon Valuation Date which may affect your Coupons. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Stock. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Stock, the market price of the Securities and the Coupons may be materially and adversely affected.

In some circumstances, the payment you receive on the Securities may be based on the common stock of another company and not the Reference Stock.

Following certain corporate events relating to the respective Reference Stock Issuer where such issuer is not the surviving entity, your Coupon may be based on the common stock of a successor to the respective Reference Stock Issuer. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see “Merger Event and Tender Offer” beginning on page FWP-23.

Certain built-in costs are likely to adversely affect the value of the Securities prior to maturity.

While the payment at maturity described in this free writing prospectus is based on the full Principal Amount of your Securities, the original issue price of the Securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

The Securities lack liquidity.

The Securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Securities.

As a holder of the Securities, you will not have any ownership interest or rights in the Reference Stocks.

As a holder of the Securities, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. In addition, the Reference Stock Issuer will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the Reference Stocks and the Securities.

FWP-6

We are not affiliated with any of the Reference Stock Issuers.

We are not affiliated with any of the Reference Stock Issuers.  We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the Reference Stocks contained in this free writing prospectus. You should make your own investigation into the relevant Reference Stock and its Reference Stock Issuer.  We are not responsible for the Reference Stock Issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. We will not have any obligation to consider your interests as a holder of the Securities in taking any action that might affect the value of your Securities.

The Securities are not insured by any governmental agency of the United States or any other jurisdiction.

The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Securities.

Tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-7

DESCRIPTION OF THE REFERENCE STOCKS

ALCOA INC. (AA)

Description of Alcoa, Inc.

Alcoa, Inc. has stated in its filings with the SEC that it is involved in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling.  Information filed by Alcoa, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-3610 or its CIK Code: 0000004281.

Historical Performance of Alcoa, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$32.29	$28.30	$30.39	March 31, 2008	$39.67	$26.69	$36.06
June 30, 2005	$31.79	$25.92	$26.13	June 30, 2008	$44.76	$33.65	$35.62
September 30, 2005	$29.98	$23.99	$24.42	September 30, 2008	$35.66	$21.03	$22.58
December 30, 2005	$29.84	$22.29	$29.57	December 31, 2008	$22.30	$6.82	$11.26
March 31, 2006	$32.19	$28.39	$30.56	March 31, 2009	$12.44	$4.98	$7.34
June 30, 2006	$36.96	$28.55	$32.36	June 30, 2009	$12.38	$7.04	$10.33
September 29, 2006	$34.00	$26.60	$28.04	September 30, 2009	$14.84	$8.96	$13.12
December 29, 2006	$31.30	$26.39	$30.01	December 31, 2009	$16.51	$11.89	$16.12
March 30, 2007	$36.05	$28.09	$33.90	March 31, 2010	$17.60	$12.26	$14.24
June 29, 2007	$42.90	$33.63	$40.53	June 30, 2010	$15.15	$10.01	$10.06
September 28, 2007	$48.77	$30.25	$39.12	September 30, 2010	$12.25	$9.81	$12.11
December 31, 2007	$40.70	$33.22	$36.55	November 10, 2010*	$14.17	$11.81	$13.89

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Alcoa, Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $13.89. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-8

ALTRIA GROUP, INC. (MO)

Description of Altria Group, Inc.

Altria Group, Inc. has stated in its filings with the SEC that, through its subsidiaries, it engages in the manufacture and sale of cigarettes, wine, and other tobacco products in the United States and internationally. The company also maintains a portfolio of leveraged and direct finance leases principally in transportation, including aircraft, as well as power generation and manufacturing equipment, and facilities. Information filed by Altria Group, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-8940 or its CIK Code: 0000764180.

Historical Performance of Altria Group, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$15.86	$13.98	$15.14	March 31, 2008	$24.55	$20.97	$22.20
June 30, 2005	$16.13	$14.51	$14.97	June 30, 2008	$23.02	$19.95	$20.56
September 30, 2005	$17.14	$14.72	$17.06	September 30, 2008	$21.86	$19.26	$19.84
December 30, 2005	$18.18	$15.91	$17.29	December 31, 2008	$20.91	$14.34	$15.06
March 31, 2006	$17.90	$16.33	$16.40	March 31, 2009	$17.63	$14.50	$16.02
June 30, 2006	$17.22	$15.82	$17.00	June 30, 2009	$17.62	$15.90	$16.39
September 29, 2006	$19.67	$16.91	$17.72	September 30, 2009	$18.70	$16.10	$17.81
December 29, 2006	$20.01	$17.46	$19.86	December 31, 2009	$20.47	$17.28	$19.63
March 30, 2007	$20.95	$18.79	$20.32	March 31, 2010	$20.85	$19.15	$20.52
June 29, 2007	$22.27	$20.64	$21.63	June 30, 2010	$21.91	$19.20	$20.04
September 28, 2007	$22.27	$19.47	$21.44	September 30, 2010	$24.38	$19.89	$24.02
December 31, 2007	$24.21	$21.31	$23.31	November 10, 2010*	$26.21	$23.66	$25.21

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Altria Group, Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $25.21. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-9

CENTURYLINK, INC. (CTL)

Description of CenturyLink, Inc.

CenturyLink, Inc. has stated in its filings with the SEC that it is a communications company engaged primarily in providing communications services, including local and long distance voice, wholesale local network access, high-speed Internet access, other data services and video services.  Information filed by CenturyLink, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-7784 or its CIK Code: 0000018926.

Historical Performance of CenturyLink, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$35.44	$32.31	$32.84	March 31, 2008	$42.00	$32.04	$33.24
June 30, 2005	$35.00	$30.17	$34.63	June 30, 2008	$37.25	$30.55	$35.59
September 30, 2005	$36.48	$33.20	$34.98	September 30, 2008	$40.32	$34.16	$36.65
December 30, 2005	$35.28	$31.20	$33.16	December 31, 2008	$38.66	$20.46	$27.33
March 31, 2006	$39.90	$32.54	$39.12	March 31, 2009	$29.22	$23.41	$28.12
June 30, 2006	$40.00	$34.80	$37.15	June 30, 2009	$33.62	$25.26	$30.70
September 29, 2006	$40.14	$35.43	$39.67	September 30, 2009	$34.00	$28.91	$33.60
December 29, 2006	$44.11	$39.34	$43.66	December 31, 2009	$37.15	$32.26	$36.21
March 30, 2007	$46.39	$42.93	$45.19	March 31, 2010	$37.00	$32.98	$35.46
June 29, 2007	$49.93	$45.14	$49.05	June 30, 2010	$36.73	$29.87	$33.31
September 28, 2007	$49.91	$41.10	$46.22	September 30, 2010	$40.00	$32.93	$39.46
December 31, 2007	$46.90	$39.92	$41.46	November 10, 2010*	$43.09	$39.18	$42.93

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of CenturyLink, Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $42.93. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-10

CONSOLIDATED EDISON INC. (ED)

Description of Consolidated Edison Inc.

Consolidated Edison Inc. has stated in its filings with the SEC that it is a holding company owning subsidiaries engaged in the energy industry.  Information filed by Consolidated Edison Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-14514 or its CIK Code: 0001047862.

Historical Performance of Consolidated Edison Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$44.71	$41.10	$42.18	March 31, 2008	$49.30	$39.31	$39.70
June 30, 2005	$47.23	$41.50	$46.84	June 30, 2008	$42.73	$38.36	$39.09
September 30, 2005	$49.29	$45.60	$48.55	September 30, 2008	$46.20	$37.38	$42.96
December 30, 2005	$49.10	$43.70	$46.33	December 31, 2008	$44.85	$34.11	$38.93
March 31, 2006	$47.52	$43.35	$43.50	March 31, 2009	$41.79	$32.56	$39.61
June 30, 2006	$44.99	$41.17	$44.44	June 30, 2009	$40.00	$34.36	$37.42
September 29, 2006	$47.45	$44.25	$46.20	September 30, 2009	$41.77	$36.46	$40.94
December 29, 2006	$49.28	$46.04	$48.07	December 31, 2009	$46.35	$40.16	$45.43
March 30, 2007	$51.40	$47.19	$51.06	March 31, 2010	$46.45	$42.09	$44.54
June 29, 2007	$52.90	$44.68	$45.12	June 30, 2010	$45.82	$41.52	$43.10
September 28, 2007	$48.57	$43.10	$46.30	September 30, 2010	$48.94	$42.50	$48.22
December 31, 2007	$50.51	$44.57	$48.85	November 10, 2010*	$51.03	$47.91	$50.09

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Consolidated Edison Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $50.09. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-11

GILEAD SCIENCES, INC. (GILD)

Description of Gilead Sciences, Inc.

Gilead Sciences, Inc. has stated in its filings with the SEC that it is a biopharmaceutical company that discovers, develops and commercializes therapeutics.  Information filed by Gilead Sciences, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-19731 or its CIK Code: 0000882095.

Historical Performance of Gilead Sciences, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$18.19	$15.20	$17.90	March 31, 2008	$51.65	$42.16	$51.53
June 30, 2005	$23.08	$17.38	$22.00	June 30, 2008	$56.95	$49.58	$52.95
September 30, 2005	$24.60	$20.13	$24.38	September 30, 2008	$57.63	$42.44	$45.58
December 30, 2005	$28.26	$22.37	$26.32	December 31, 2008	$52.26	$35.60	$51.14
March 31, 2006	$32.33	$26.25	$31.11	March 31, 2009	$53.28	$40.62	$46.32
June 30, 2006	$33.03	$26.28	$29.58	June 30, 2009	$48.41	$41.31	$46.84
September 29, 2006	$34.64	$29.02	$34.35	September 30, 2009	$50.00	$43.87	$46.58
December 29, 2006	$35.00	$30.76	$32.47	December 31, 2009	$47.52	$42.32	$43.28
March 30, 2007	$38.54	$30.96	$38.25	March 31, 2010	$49.50	$42.70	$45.48
June 29, 2007	$42.24	$37.87	$38.77	June 30, 2010	$46.61	$32.85	$34.28
September 28, 2007	$41.37	$35.22	$40.87	September 30, 2010	$36.76	$31.73	$35.61
December 31, 2007	$47.90	$40.80	$46.01	November 10, 2010*	$40.73	$35.27	$38.75

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Gilead Sciences, Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $38.75. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-12

GENERAL MILLS, INC. (GIS)

Description of General Mills, Inc.

General Mills, Inc. has stated in its filings with the SEC that it is a leading global manufacturer and marketer of branded consumer foods sold through retail stores. General Mills manufactures its products in 16 countries and markets them in more than 100 countries. Information filed by General Mills, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-01185 or its CIK Code: 0000040704.

Historical Performance of General Mills, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$26.95	$24.22	$24.58	March 31, 2008	$30.21	$25.72	$29.94
June 30, 2005	$25.69	$23.37	$23.40	June 30, 2008	$31.95	$29.45	$30.39
September 30, 2005	$24.13	$22.34	$24.10	September 30, 2008	$35.67	$30.09	$34.36
December 30, 2005	$25.25	$23.59	$24.66	December 31, 2008	$35.50	$28.00	$30.38
March 31, 2006	$25.49	$23.53	$25.34	March 31, 2009	$30.85	$23.19	$24.94
June 30, 2006	$26.58	$24.30	$25.83	June 30, 2009	$28.16	$24.26	$28.01
September 29, 2006	$28.50	$25.39	$28.30	September 30, 2009	$32.30	$28.54	$32.19
December 29, 2006	$29.61	$27.35	$28.80	December 31, 2009	$36.04	$31.60	$35.41
March 30, 2007	$29.45	$27.29	$29.11	March 31, 2010	$36.98	$34.04	$35.40
June 29, 2007	$30.76	$28.76	$29.21	June 30, 2010	$38.98	$34.27	$35.52
September 28, 2007	$29.84	$27.09	$29.01	September 30, 2010	$37.36	$33.11	$36.54
December 31, 2007	$30.70	$27.76	$28.50	November 10, 2010*	$37.70	$35.68	$36.10

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of General Mills, Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $36.10. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-13

INTEL CORPORATION (INTC)

Description of Intel Corporation

Intel Corporation has stated in its filings with the SEC that it is a semiconductor chip maker that develops advanced integrated digital technology products, primarily integrated circuits, for industries such as computing and communications.  Information filed by Intel Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-06217 or its CIK Code: 0000050863.

Historical Performance of Intel Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$25.47	$21.89	$23.23	March 31, 2008	$26.34	$18.05	$21.18
June 30, 2005	$27.75	$21.94	$26.06	June 30, 2008	$25.29	$20.50	$21.48
September 30, 2005	$28.84	$23.82	$24.65	September 30, 2008	$24.75	$17.27	$18.73
December 30, 2005	$27.49	$22.53	$24.96	December 31, 2008	$18.69	$12.07	$14.66
March 31, 2006	$26.63	$19.31	$19.46	March 31, 2009	$15.83	$12.05	$15.05
June 30, 2006	$20.27	$16.75	$18.95	June 30, 2009	$16.74	$14.62	$16.55
September 29, 2006	$20.95	$16.93	$20.57	September 30, 2009	$20.65	$15.78	$19.57
December 29, 2006	$22.41	$20.04	$20.25	December 31, 2009	$21.26	$18.31	$20.40
March 30, 2007	$22.30	$18.75	$19.13	March 31, 2010	$22.74	$18.96	$22.26
June 29, 2007	$24.45	$19.03	$23.76	June 30, 2010	$24.28	$19.40	$19.45
September 28, 2007	$26.52	$22.09	$25.86	September 30, 2010	$22.25	$17.60	$19.23
December 31, 2007	$27.99	$24.32	$26.66	November 10, 2010*	$21.50	$18.78	$21.03

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Intel Corporation’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $21.03. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-14

THE MOSAIC COMPANY  (MOS)

Description of The Mosaic Company

The Mosaic Company has stated in its filings with the SEC that it produces and markets concentrated phosphate and potash crop nutrients for the global agriculture industry.  Information filed by The Mosaic Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32327 or its CIK Code: 0001285785.

Historical Performance of The Mosaic Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$17.42	$14.60	$17.06	March 31, 2008	$119.78	$71.00	$102.60
June 30, 2005	$17.16	$12.38	$15.56	June 30, 2008	$163.22	$95.00	$144.70
September 30, 2005	$17.98	$15.11	$16.02	September 30, 2008	$146.92	$62.21	$68.02
December 30, 2005	$15.62	$12.51	$14.63	December 31, 2008	$71.50	$21.94	$34.60
March 31, 2006	$17.14	$13.78	$14.35	March 31, 2009	$49.78	$31.17	$41.98
June 30, 2006	$17.28	$13.31	$15.65	June 30, 2009	$59.33	$37.10	$44.30
September 29, 2006	$17.12	$14.03	$16.90	September 30, 2009	$55.73	$39.39	$48.07
December 29, 2006	$23.54	$16.20	$21.36	December 31, 2009	$62.45	$45.00	$59.73
March 30, 2007	$28.84	$19.49	$26.66	March 31, 2010	$68.25	$52.87	$60.77
June 29, 2007	$40.96	$26.44	$39.02	June 30, 2010	$60.21	$38.86	$38.98
September 28, 2007	$54.83	$32.50	$53.52	September 30, 2010	$63.93	$37.68	$58.76
December 31, 2007	$97.60	$48.72	$94.34	November 10, 2010*	$74.25	$57.97	$72.02

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of The Mosaic Company’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $72.02. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-15

PFIZER INC. (PFE)

Description of Pfizer Inc.

Pfizer Inc. has stated in its filings with the SEC that it is a research-based, global biopharmaceutical company whose global health care portfolio includes human and animal biologic and small molecule medicines and vaccines, as well as nutritional products and consumer health care products.  Information filed by Pfizer Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-3619 or its CIK Code: 0000078003.

Historical Performance of Pfizer Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$27.35	$23.80	$26.27	March 31, 2008	$24.21	$20.19	$20.93
June 30, 2005	$29.02	$25.80	$27.58	June 30, 2008	$21.60	$17.12	$17.47
September 30, 2005	$27.82	$24.68	$24.97	September 30, 2008	$20.13	$17.16	$18.44
December 30, 2005	$25.56	$20.27	$23.32	December 31, 2008	$19.39	$14.26	$17.71
March 31, 2006	$26.84	$23.61	$24.92	March 31, 2009	$18.48	$11.62	$13.62
June 30, 2006	$25.72	$22.51	$23.47	June 30, 2009	$15.60	$12.75	$15.00
September 29, 2006	$28.58	$22.17	$28.36	September 30, 2009	$16.98	$14.11	$16.55
December 29, 2006	$28.60	$23.52	$25.90	December 31, 2009	$18.99	$16.07	$18.19
March 30, 2007	$27.41	$24.55	$25.26	March 31, 2010	$20.36	$16.80	$17.15
June 29, 2007	$27.73	$25.23	$25.57	June 30, 2010	$17.39	$14.18	$14.26
September 28, 2007	$26.15	$23.14	$24.43	September 30, 2010	$17.50	$14.00	$17.17
December 31, 2007	$25.71	$22.24	$22.73	November 10, 2010*	$17.90	$16.65	$16.84

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Pfizer Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $16.84. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-16

SCHLUMBERGER LIMITED (SLB)

Description of Schlumberger Limited

Schlumberger Limited has stated in its filings with the SEC that it is an oilfield services company, supplying technology, project management and information solutions to the international oil and gas exploration and production industry. Principally based in Houston, Paris, and The Hague,  SLB's business is divided between two segments, Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is a provider of products and services from exploration to production while WesternGeco is a surface seismic acquisition and processing company.  Information filed by Schlumberger Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-4601 or its CIK Code: 0000087347.

Historical Performance of Schlumberger Limited

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$39.16	$31.58	$35.24	March 31, 2008	$102.71	$72.30	$87.00
June 30, 2005	$39.23	$32.31	$37.97	June 30, 2008	$110.11	$85.75	$107.43
September 30, 2005	$43.90	$37.43	$42.19	September 30, 2008	$111.91	$73.53	$78.09
December 30, 2005	$51.49	$38.66	$48.58	December 31, 2008	$78.00	$37.24	$42.33
March 31, 2006	$65.87	$49.20	$63.29	March 31, 2009	$49.25	$35.05	$40.62
June 30, 2006	$73.87	$54.12	$65.11	June 30, 2009	$63.78	$39.13	$54.11
September 29, 2006	$68.54	$54.24	$62.03	September 30, 2009	$63.00	$48.13	$59.60
December 29, 2006	$69.30	$56.85	$63.16	December 31, 2009	$71.10	$56.00	$65.09
March 30, 2007	$71.17	$56.31	$69.10	March 31, 2010	$72.00	$59.43	$63.46
June 29, 2007	$89.20	$68.25	$84.94	June 30, 2010	$73.99	$51.67	$55.34
September 28, 2007	$108.47	$81.30	$105.00	September 30, 2010	$63.72	$52.91	$61.61
December 31, 2007	$113.86	$87.42	$98.37	November 10, 2010*	$76.33	$60.58	$74.65

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Schlumberger Limited’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $74.65. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

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U.S. BANCORP (USB)

Description of U.S. Bancorp

U.S. Bancorp has stated in its filings with the SEC that it is a diversified multi-state financial services holding company.  Information filed by U.S. Bancorp with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-6880 or its CIK Code: 0000036104.

Historical Performance of U.S. Bancorp

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$31.35	$28.18	$28.82	March 31, 2008	$35.01	$27.86	$32.36
June 30, 2005	$29.91	$26.80	$29.20	June 30, 2008	$35.25	$27.78	$27.89
September 30, 2005	$30.91	$27.92	$28.08	September 30, 2008	$40.00	$20.78	$36.02
December 30, 2005	$31.14	$27.32	$29.89	December 31, 2008	$37.31	$20.22	$25.01
March 31, 2006	$31.31	$28.99	$30.50	March 31, 2009	$25.43	$8.07	$14.61
June 30, 2006	$31.89	$30.17	$30.88	June 30, 2009	$21.79	$13.92	$17.92
September 29, 2006	$33.42	$30.54	$33.22	September 30, 2009	$23.49	$16.11	$21.86
December 29, 2006	$36.85	$32.97	$36.19	December 31, 2009	$25.58	$20.80	$22.51
March 30, 2007	$36.84	$34.40	$34.97	March 31, 2010	$26.69	$22.53	$25.88
June 29, 2007	$35.18	$32.74	$32.95	June 30, 2010	$28.41	$22.07	$22.35
September 28, 2007	$34.17	$29.22	$32.53	September 30, 2010	$24.56	$20.44	$21.62
December 31, 2007	$34.21	$30.21	$31.74	November 10, 2010*	$26.39	$21.52	$25.51

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of U.S. Bancorp’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $25.51. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

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YUM! BRANDS, INC. (YUM)

Description of YUM! Brands, Inc.

YUM! Brands, Inc. has stated in its filings with the SEC that it is quick service restaurant company.  Through the five concepts of KFC, Pizza Hut, Taco Bell, LJS and A&W, YUM! Brands, Inc. develops, operates, franchises and licenses a system of restaurants which prepare, package and sell a menu of food items.   Information filed by YUM! Brands, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13163 or its CIK Code: 0001041061.

Historical Performance of YUM! Brands, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through November 10, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$26.78	$22.39	$25.91	March 31, 2008	$39.10	$31.48	$37.21
June 30, 2005	$26.90	$23.08	$26.04	June 30, 2008	$41.73	$34.47	$35.09
September 30, 2005	$26.73	$23.00	$24.21	September 30, 2008	$40.00	$31.38	$32.61
December 30, 2005	$26.12	$23.29	$23.44	December 31, 2008	$33.22	$21.50	$31.50
March 31, 2006	$26.01	$23.15	$24.43	March 31, 2009	$33.43	$23.37	$27.48
June 30, 2006	$27.08	$23.67	$25.14	June 30, 2009	$36.74	$27.10	$33.34
September 29, 2006	$26.91	$22.12	$26.03	September 30, 2009	$36.96	$32.50	$33.76
December 29, 2006	$31.84	$25.85	$29.40	December 31, 2009	$36.17	$32.69	$34.97
March 30, 2007	$31.11	$27.64	$28.88	March 31, 2010	$38.85	$32.49	$38.33
June 29, 2007	$34.50	$28.71	$32.72	June 30, 2010	$44.00	$37.57	$39.04
September 28, 2007	$35.05	$28.75	$33.83	September 30, 2010	$46.91	$38.26	$46.06
December 31, 2007	$40.59	$33.50	$38.27	November 10, 2010*	$52.47	$45.96	$51.39

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 10, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of YUM! Brands, Inc.’s common stock from November 30, 2005 through November 10, 2010 (using November 10, 2010 as the monthly historical closing price for November 2010), based on information from Bloomberg Professional® service. The market price of the Reference Stock on November 10, 2010 was $51.39. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

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ILLUSTRATIVE EXAMPLES

The following example is provided for illustrative purposes only and is hypothetical. This example is representative of only one possible scenario concerning increases or decreases in the prices of the Reference Stocks relative to their Initial Prices and how those increase and decreases affect the Coupons payable on the Securities, if any.  There are an unlimited number of scenarios concerning the increases and decreases in the prices of the Reference Stocks relative to their Initial Prices and each scenario will affect the Coupons payable on the Securities, if any, differently.  We cannot predict the Official Closing Prices of the Reference Stocks on the Coupon Valuation Dates.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and you should not take this example as an indication or assurance of the expected performance of the Reference Stocks. With respect to the Securities, the total payment you receive over the term of the Securities may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the example below have been rounded for ease of analysis.

The example below illustrates the Coupon Payments on a $1,000 investment in Securities for a hypothetical range of performance for the Reference Stocks. The following results are based solely on the assumptions outlined below.  The potential returns described here show potential valuations for different Coupon Valuation Dates during the term of the Securities.  You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing below have been rounded for ease of analysis. You should not take the below illustration as an indication or assurance of the expected performance of the Reference Stocks or return of the Securities.  The following examples reflect an Auto Cap Rate of 6.00%, a Floor Rate of -30.00% and a minimum Coupon Rate of 0.50%.

 Year 1 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AA	12.00%	6.00%
MO	2.50%	6.00%
CTL	-5.00%	-5.00%
ED	-11.00%	-11.00%
GILD	3.50%	6.00%
GIS	-36.00%	-30.00%
INTC	-6.75%	-6.75%
MOS	2.50%	6.00%
PFE	-7.50%	-7.50%
SLB	-0.50%	-0.50%
USB	11.00%	6.00%
YUM	-0.60%	-0.60%
	Average Stock Performance =	-2.61%
	Coupon Rate =	0.50%
	Coupon =	$5.00

Explanation for Year 1

As illustrated above, the hypothetical Reference Stock Return of 5 of the 12 Reference Stocks (AA, MO, GILD, MOS and USB) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 6.00%.  The Reference Stock Return of 1 of the 12 Reference Stocks (GIS) is lower than the Floor Rate of -30.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -30.00%.  The average Stock Performance of -2.61% is less than the minimum Coupon Rate of 0.50% and therefore, the Coupon Rate is 0.50% and you receive a Coupon of $5.00 on the applicable Coupon Payment Date.

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Year 2 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AA	1.00%	6.00%
MO	1.50%	6.00%
CTL	-15.00%	-15.00%
ED	20.00%	6.00%
GILD	3.00%	6.00%
GIS	-10.50%	-10.50%
INTC	10.00%	6.00%
MOS	-9.00%	-9.00%
PFE	2.00%	6.00%
SLB	-14.50%	-14.50%
USB	11.00%	6.00%
YUM	5.00%	6.00%
	Average Stock Performance =	0.08%
	Coupon Rate =	0.50%
	Coupon =	$5.00

Explanation for Year 2

As illustrated above, the hypothetical Reference Stock Return of 8 of the 12 Reference Stocks (AA, MO, ED, GILD, INTC, PFE, USB and YUM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 6.00%.  The average Stock Performance of 0.08% is less than the minimum Coupon Rate of 0.50% and therefore, the Coupon Rate is 0.50% and you receive a Coupon of $5.00 on the applicable Coupon Payment Date.

Year 3 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AA	1.00%	6.00%
MO	8.50%	6.00%
CTL	9.00%	6.00%
ED	25.00%	6.00%
GILD	13.00%	6.00%
GIS	9.00%	6.00%
INTC	6.00%	6.00%
MOS	9.00%	6.00%
PFE	16.00%	6.00%
SLB	6.00%	6.00%
USB	7.00%	6.00%
YUM	4.00%	6.00%
	Average Stock Performance =	6.00%
	Coupon Rate =	6.00%
	Coupon =	$60.00

Explanation for Year 3

As illustrated above, the hypothetical Reference Stock Return of all 12 of the Reference Stocks is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 6.00%.  The average Stock Performance equals 6.00% and you receive a Coupon of $60.00 on the applicable Coupon Payment Date.

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Year 4 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AA	20.00%	6.00%
MO	18.50%	6.00%
CTL	-70.00%	-30.00%
ED	65.00%	6.00%
GILD	10.00%	6.00%
GIS	5.00%	6.00%
INTC	-3.00%	-3.00%
MOS	9.00%	6.00%
PFE	6.00%	6.00%
SLB	8.00%	6.00%
USB	-7.00%	-7.00%
YUM	6.75%	6.00%
	Average Stock Performance =	1.17%
	Coupon Rate =	1.17%
	Coupon =	$11.70

Explanation for Year 4

As illustrated above, the hypothetical Reference Stock Return of 9 of the 12 Reference Stocks (AA, MO, ED, GILD, GIS, MOS, PFE, SLB and YUM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 6.00%.  The Reference Stock Return of 1 of the 12 Reference Stocks (CTL) is lower than the Floor Rate of -30.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -30.00%.  The average Stock Performance is 1.17% and you receive a Coupon of $11.70 on the applicable Coupon Payment Date.

Year 5 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AA	15.00%	6.00%
MO	-10.00%	-10.00%
CTL	20.00%	6.00%
ED	50.00%	6.00%
GILD	30.00%	6.00%
GIS	2.50%	6.00%
INTC	10.00%	6.00%
MOS	-5.00%	-5.00%
PFE	-35.00%	-30.00%
SLB	45.00%	6.00%
USB	15.00%	6.00%
YUM	3.50%	6.00%
	Average Stock Performance =	0.75%
	Coupon Rate =	0.75%
	Coupon =	$7.50

Explanation for Year 5

As illustrated above, the hypothetical Reference Stock Return of 9 of the 12 Reference Stocks (AA, CTL, ED, GILD, GIS, INTC, SLB, USB and YUM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 6.00%.  The Reference Stock Return of 1 of the 12 Reference Stocks (PFE) is lower than the Floor Rate of -30.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -30.00%.  The average Stock Performance is 0.75% and you receive a Coupon of $7.50 on the applicable Coupon Payment Date.

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MARKET DISRUPTION EVENTS

If the Coupon Valuation Date is not a scheduled trading day for a Reference Stock, then the Coupon Valuation Date for such Reference Stock will be the next day that is a scheduled trading day for such Reference Stock.  If a market disruption event (as defined below) exists for a Reference Stock on the Coupon Valuation Date, then the Coupon Valuation Date for such Reference Stock will be the next scheduled trading day on which a market disruption event does not exist with respect to such Reference Stock.  If the market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the Coupon Valuation Date for such Reference Stock, and the calculation agent will determine, in its discretion, the relevant Final Price of such Reference Stock on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to a Reference Stock on the originally scheduled Coupon Valuation Date, the determination of such Reference Stock’s Final Price will be made on the originally scheduled Coupon Valuation Date, irrespective of the existence of a market disruption event with respect to one or more of the other Reference Stocks. If the any Coupon Valuation Date for any Reference Stock is postponed, then the Coupon Payment Date (which may include the Maturity Date) will also be postponed until the third business day following the latest postponed Coupon Valuation Date and no interest will be payable in respect of such postponement.

“Market disruption event” means for purposes hereof:

With respect to a Reference Stock and any date, the occurrence or existence of any of the following conditions which the calculation agent determines is material: (i) any suspension of or limitation imposed on trading by any relevant exchange or related exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by that relevant exchange or related exchange or otherwise, (a) relating to the Reference Stock or (b) in any futures or options contracts relating to the Reference Stock; or (ii) any event (other than an event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, the Reference Stock or (b) to effect transactions in, or obtain market values for, any futures or options contracts relating to the Reference Stock; or (iii) the closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time unless that earlier closing time is announced by that relevant exchange or related exchange at least one hour prior to the actual closing time for the regular trading session on that relevant exchange or related exchange on that scheduled trading day; or (iv) the relevant exchange or any related exchange for the Reference Stock fails to open for trading during its regular trading session.

“Relevant exchange” means with respect to a Reference Stock, the primary exchange for that Reference Stock.

“Related exchange” means with respect to a Reference Stock, the exchanges or quotation systems, if any, on which options or futures contracts on that relevant Reference Stock are traded or quoted, and as may be selected from time to time by the calculation agent.

“Scheduled closing time” means, with respect to any exchange and a scheduled trading day, the scheduled weekday closing time of that exchange on that scheduled trading day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means with respect a Reference Stock, any day on which the relevant exchange for that Reference Stock and each related exchange for that Reference Stock are scheduled to be open for trading for that Reference Stock.

The calculation agent will notify the security holders of the existence of a market disruption event on any day that, but for the occurrence or existence of a market disruption event, would have been the Coupon Valuation Date.

MERGER EVENT AND TENDER OFFER

A “Merger Event” shall mean, in respect of a Reference Stock, any (i) reclassification or change of the shares of the Reference Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock outstanding, (ii) consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity (other than a consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity and which does not result in any such reclassification or change of all shares of the Reference Stock) or (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the Reference Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock (other than those shares of the Reference Stock owned or controlled by the offeror), or (iv) consolidation, amalgamation, merger or binding share exchange of the Reference Stock Issuer or its subsidiaries with or into another entity in which the Reference Stock Issuer is the continuing entity and which does not result in a reclassification or change of the shares of the Reference Stock outstanding but results in the outstanding shares of the Reference Stock (other than shares of the Reference Stock owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares of the Reference Stock immediately following that event, in each case if the approval date (as defined below) is on or before a Coupon Valuation Date.

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A “Tender Offer” shall mean, in respect of the voting shares of a Reference Stock Issuer, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of the Reference Stock Issuer as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant.

In the event of a Merger or Tender Offer affecting a Reference Stock or a Reference Stock Issuer, as applicable, the Securities will not be accelerated, but instead will be modified and adjusted by the calculation agent.  The calculation agent may in its reasonable discretion, adjust the terms of the Securities to reflect the economic impact of such event on the value of the Securities, though is not required to follow any specific course of action to effect this result.

A Merger or a Tender Offer may affect the Reference Stock in a manner that adversely affects the value of, and trading in, the Securities. Similarly, an adjustment or acceleration resulting from a Merger or a Tender Offer may adversely affect the value of, or the trading in, the Securities.

SHARE DELISTING, NATIONALIZATION, INSOLVENCY

A share delisting (“Delisting”) shall be deemed to have occurred if at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date the shares of a Reference Stock cease to be listed on the relevant exchange for those shares for any reason and are not immediately re-listed on a successor exchange which is the New York Stock Exchange, the NASDAQ National Market or a successor in interest (a “successor exchange”). If the Reference Stock is immediately re-listed on a successor exchange, then the Reference Stock shall continue to be deemed to be the Reference Stock.

A nationalization (“Nationalization”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, all or substantially all of the assets of a Reference Stock Issuer are nationalized, expropriated, or are otherwise required to be transferred to any governmental agency, authority or entity.

An insolvency (“Insolvency”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, by reason of voluntary or involuntary liquidation, bankruptcy or insolvency or any analogous proceeding involving a Reference Stock Issuer (i) any shares of the relevant Reference Stock are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of any shares of the relevant Reference Stock become legally prohibited from transferring those shares.

In the event of a Delisting, Nationalization or Insolvency affecting a Reference Stock or a Reference Stock Issuer, as applicable, the Securities will not be accelerated, but instead will be modified and adjusted by the calculation agent.  The calculation agent may in its reasonable discretion, adjust the terms of the Securities to reflect the economic impact of such event on the value of the Securities, though is not required to follow any specific course of action to effect this result.  Such adjustments to the terms of the Securities will likely result in you not receiving a Coupon in the year of a Delisting, Nationalization or Insolvency and for each remaining Coupon Payment Date.

ADJUSTMENTS

Following the declaration by a Reference Stock Issuer of the terms of any potential adjustment event (as defined below), the calculation agent will determine whether that potential adjustment event has a diluting or concentrative effect on the theoretical value of the Reference Stock and, if so, will make such calculations and adjustments to the terms of the Security as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “potential adjustment event” means the occurrence of any of the following after the Original Issue Date of the Securities:

(i) a subdivision, consolidation or reclassification of the shares of the Reference Stock (unless a merger event), or a free distribution or dividend of any shares of the Reference Stock to existing holders by way of bonus, capitalization or similar issue;

(ii) a distribution or dividend to existing holders of shares of the Reference Stock of (A) the Reference Stock (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Reference Stock Issuer equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii) an extraordinary dividend;

(iv) a call by the relevant Reference Stock Issuer in respect of shares of the Reference Stock that are not fully paid;

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(v) a repurchase by the Reference Stock Issuer of shares of the Reference Stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the Reference Stock.

EVENTS OF DEFAULT AND ACCELERATION

If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the Securities.  The accelerated Maturity Date will be the third business day following the date of acceleration, and on the such accelerated Maturity Date you be entitled to receive $1,000 per $1,000 Principal Amount of Securities you hold.

For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Securities from HSBC for distribution to other registered broker dealers or will offer the Securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 3.25%, or $32.50, per $1,000 Principal Amount of Securities.  HSBC Securities (USA) Inc. may allow commissions of up to 2.00%, or $20.00, per $1,000 Principal Amount of Securities on sales of such Securities by other brokers or dealers and may pay referral fees to other broker-dealers of up to 1.25%, or $12.50, per $1,000 Principal Amount of Securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Securities.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities.  We intend to treat the Securities as contingent payment debt instruments for U.S. federal income tax purposes.  Pursuant to the terms of the Securities, you agree to treat the Securities as contingent payment debt instruments for all U.S. federal income tax purposes and, in the opinion of Sidley Austin LLP, special U.S. tax counsel to us, it is reasonable to treat the Securities as contingent payment debt instruments.  Assuming the Securities are treated as contingent payment debt instruments, a U.S. holder will be required to include original issue discount (“OID”) in gross income each year, even though the actual Coupon Payment made with respect to the Securities during a taxable year may differ from the amount of OID that must be accrued during that taxable year.

We will not attempt to ascertain whether any Reference Stock Issuer would be treated as a passive foreign investment company (“PFIC”) or a United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Stock Issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Stock Issuers and consult your tax advisor regarding the possible consequences to you if a Reference Stock Issuer is or becomes a PFIC or a USRPHC.

Based on the factors described in the section, “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the accompanying prospectus supplement, in order to illustrate the application of the noncontingent bond method to the Securities, we have estimated that the comparable yield of the Securities, solely for U.S. federal income tax purposes, will be 2.25% per annum (compounded annually).  In addition, we have computed a “projected payment schedule” that produces the comparable yield and includes the projected amount of the Coupon Payments.

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Under this method and based upon the estimate of the comparable yield, HSBC has estimated that the projected payment schedule for the Securities that have a Principal Amount of $1,000 and an issue price of $1,000, consists of the following projected payments, and a U.S. holder that pays taxes on a calendar year basis, buys a Security for $1,000 and holds the Security until maturity, will, subject to the adjustments described below, be required to pay taxes on the following amounts of ordinary income in respect of the Securities in each year:

Year	Projected Payments	OID Income
2010	N/A	$2.71
2011	$22.50	$22.50
2012	$22.56	$22.56
2013	$22.50	$22.50
2014	$22.50	$22.50
2015	$1,022.50	$19.79

However, if the actual amount of a Coupon Payment in a taxable year is different from the amount reflected in the projected payment schedule, a U.S. holder is required to make an adjustment to its original issue discount accrual when such amount is paid.  Adjustments arising from Coupon Payments that are greater than the projected amounts of those payments are referred to as “positive adjustments”; adjustments arising from Coupon Payments that are less than the projected amounts are referred to as “negative adjustments.”  Any positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder.  Any negative adjustment reduces any original issue discount on the Security for the taxable year that would otherwise accrue.  Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years.  The balance, if any, is treated as a negative adjustment in subsequent taxable years.  To the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, or retirement of the Security.

U.S. holders should also note that the actual comparable yield may be different than as provided in this summary depending upon market conditions on the date the Securities are issued.  U.S. holders may obtain the actual comparable yield and projected payment schedule, as determined by us, by submitting a written request to:  Structured Equity Derivatives – Structuring HSBC Bank USA, National Association, 452 Fifth Avenue, 3rd Floor, New York, NY 10018.  A U.S. holder is generally bound by the comparable yield and the projected payment schedule established by us for the Securities.  However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason the holder believes the projected payment schedule is unreasonable on its timely filed U.S. federal income tax return for the taxable year in which it acquires the Securities.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of a U.S. holder’s interest accruals for U.S. federal income tax purposes and do not constitute a projection or representation by us regarding the actual yield on a Security.  We do not make any representation as to what such actual yield will be.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Securities might differ from the treatment described above.  You should carefully consider the discussion of all potential tax consequences as set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Recently enacted legislation will impose an additional 3.8% tax on the net investment income (which includes OID and gains from the disposition of a Security) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. Prospective investors in the Securities should consult their tax advisors regarding the possible applicability of this tax to an investment in the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

FWP-26

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities, and these documents are not soliciting an offer to buy these Securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Annual Income Opportunity
Securities with Auto Cap

November 12, 2010

FREE WRITING PROSPECTUS

Free Writing Prospectus

General	FWP-4
Payment at Maturity	FWP-4
Investor Suitability	FWP-5
Risk Factors	FWP-5
Description of the Reference Stocks	FWP-8
Illustrative Examples	FWP-20
Market Disruption Events	FWP-23
Merger Event And Tender Offer	FWP-23
Share Delisting, Nationalization, Insolvency	FWP-24
Adjustments	FWP-24
Events of Default and Acceleration	FWP-25
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-25
Certain U.S. Federal Income Tax Considerations	FWP-25

Prospectus Supplement

Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus

About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59